Exhibit 11


                                                       For the Three Months
                                                          Ended July 31,
                                                  ----------------------------
                                                      1995              1994
                                                  ----------        ----------
Net Income                                        $1,105,645        $  997,984
                                                  ==========        ==========

Weighted average shares outstanding                8,533,813         5,740,417

Common stock equivalents based on the
  treasury stock method at
  average market price                               922,299             6,860
                                                  ----------        ----------
Total shares outstanding                           9,456,112         5,747,277
                                                  ==========        ==========
Net income per share primary and
  fully diluted                                   $     0.12        $     0.17
                                                  ==========        ==========



                                                        For the Six Months
                                                          Ended July 31,
                                                  ----------------------------
                                                      1995              1994
                                                  ----------        ----------
Net Income                                        $  475,926        $  336,323
                                                  ==========        ==========

Weighted average shares outstanding                8,533,688         5,276,540

Common stock equivalents based on the
  treasury stock method at
  average market price                               836,874             7,718
                                                  ----------        ----------
Total shares outstanding                           9,370,562         5,284,258
                                                  ==========        ==========
Net income per share primary and
  fully diluted                                   $     0.05        $     0.06
                                                  ==========        ==========